POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the W. K. KELLOGG
FOUNDATION, a Michigan nonprofit corporation ("Foundation"), hereby constitutes and appoints each of KEVIN J. BANNON, RICHARD A. RAFFETTO, CLAUDIA D. WARD,
JOYCE S. WALSH and GLENN V. GRILLO, in their capacity as officers of The Bank of New
York, as its true and lawful attorneys-in-fact to:
(1) execute for and on behalf of the Foundation any reports, including reports on
Forms 3, 4 and 5, required to be filed by the Foundation under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder ("Section 16 Reports");
(2) do and perform any and all acts for and on behalf of the Foundation which may be necessary or desirable to complete the execution of any such Section 16 Reports referred to above and the timely filing of such Section 16 Reports with the United
States Securities and Exchange Commission ("SEC") and any other authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Foundation, it being understood that the documents executed by such attorney-in-fact on behalf of the Foundation pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
The powers granted above may be exercised by any one of such attorneys-in-fact acting alone.
The Foundation grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The Foundation acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the Foundation, are not assuming any of the
Foundation's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect as long as the Foundation shall be required to file Section 16
Reports or until such earlier date on which written notification executed by the Foundation is filed with the SEC or delivered to the attorneys-in-fact named above expressly revoking this
Power of Attorney.
IN WITNESS WHEREOF, the Foundation has caused this instrument to be executed by GREGORY A. LYMAN, its Senior Vice President and Corporate Secretary, on this
  16th  day of February, 2006.

      W. K. KELLOGG FOUNDATION

      By: /s/Gregory A. Lyman
      Gregory A. Lyman, Sr. Vice President
             and Corporate Secretary

ATTEST:

/s/Mary Carole Cotter
Mary Carole Cotter, Assistant
Corporate Secretary

STATE OF MICHIGAN )
    )
COUNTY OF     Calhoun )
I,    Rochelle Pino        Notary Public in and for said County, in the State
aforesaid, DO HEREBY CERTIFY that Gregory A. Lyman and Mary Carole Cotter, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that such persons signed, sealed and delivered said instrument as their free and voluntary act, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this    16th    day of February, 2006.

/s/Rochelle L. Pino
Notary Public
My Commission Expires:  1-3-12  .

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